August 2025

Pricing Supplement

Dated August 18, 2025

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024,

Prospectus Supplement dated November 8, 2024,

Underlier Supplement dated November 8, 2024 and Product Supplement dated November 8, 2024)

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031

Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX®

Principal at Risk Securities

The Trigger Jump Securities with Auto-Callable Feature (the “securities”) do not provide for the regular payment of interest and do not guarantee any return of principal. The securities will be automatically redeemed if the index closing value of each underlying index on any of the determination dates other than the final determination date are greater than or equal to its respective initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 14.08% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index values of all of the underlying indices are greater than or equal to their respective initial index values, investors will receive the stated principal amount of their investment plus a fixed positive return that will also correspond to a return of approximately 14.08% per annum, as set forth below. If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its initial index value but the final index value of all of the underlying indices are greater than or equal to their respective trigger levels, investors will receive the stated principal amount of their investment. However, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, investors will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be as low as zero. Accordingly, the securities do not guarantee any return of principal at maturity and you could lose up to your entire investment in the securities. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective trigger level, as applicable, of any underlying index will result in a loss of a significant portion and you could lose up to your entire investment in the securities even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their entire investment based on the worst performing of three underlying indices and who are willing to risk their principal and forgo current income and participation in any increase of the worst performing underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the index closing value of each underlying index is greater than or equal to its initial index value on a determination date or the final determination date, respectively. The securities are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The securities are notes issued as part of BNS’ Senior Note Program, Series A.

All payments on the securities are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying indices:	S&P 500® Index (Bloomberg Ticker: “SPX”) EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”) TOPIX® (Bloomberg Ticker: “TPX”)
Aggregate principal amount:	$9,811,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Coupon:	None
Pricing date:	August 18, 2025
Original issue date:

August 21, 2025 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities in the secondary market on any date prior to one business day before delivery will be required, by virtue of the fact that the securities will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:	August 21, 2031, subject to postponement for certain market disruption events and as described in the accompanying product supplement.
Early redemption:

If the index closing values of all of the underlying indices on any determination date other than the final determination date are greater than or equal to their respective initial values, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption dates if the index closing value of any underlying index is below the respective initial index value for such underlying index on the related determination date.

Determination dates, Early redemption dates and Early redemption payment per security:

The early redemption payment will be an amount in cash per security (corresponding to a return of approximately 14.08% per annum) for each determination date as set forth below.

No further payments will be made on the securities once they have been redeemed.

* Subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement).

Payment at maturity per security:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:

￭ If the final index values of all of the underlying indices are greater than or equal to their respective initial index values:

$1,844.80

￭ If the final index value of any underlying index is less than its initial index value but the final index value of all of the underlying indices are greater than or equal to their respective trigger levels:

$1,000.00

￭   If the final index value of any underlying index is less than its trigger level:

$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying index)

If the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value and you could lose up to your entire investment in the securities.

Underlying return:	(final index value − initial index value) / initial index value
Trigger level: (1)

5,159.32, which is equal to 80% of the initial index value of the S&P 500® Index

4,347.712, which is equal to 80% of the initial index value of the EURO STOXX 50® Index

2,496.768, which is equal to 80% of the initial index value of TOPIX®

Initial index value: (1)

6,449.15, which is the index closing value of the S&P 500® Index on the pricing date

5,434.64, which is the index closing value of the EURO STOXX 50® Index on the pricing date

3,120.96, which is the index closing value of TOPIX® on the pricing date

Worst performing underlying index:(1)	The underlying index with the lowest underlying return
Final index value: (1)	With respect to each underlying index, the index closing value on the final determination date
CUSIP/ISIN:	06419DDZ3 / US06419DDZ33
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:	Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”
Estimated value on the pricing date:

 $930.80 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Securities — Additional information regarding estimated value of the securities” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 12 of this document for additional information. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security:	$1,000.00	$30.00(a) + $5.00(b) $35.00	$965.00
Total:	$9,811,000.00	$343,385.00	$9,467,615.00

(1)As determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Index; Alternative Calculation Methodology”, in the accompanying product supplement.

(2)SCUSA has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a) a fixed sales commission of $30.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The securities are not bail-inable debt securities under the CDIC Act.

Product supplement dated November 8, 2024	Underlier supplement dated November 8, 2024	Prospectus supplement dated November 8, 2024	Prospectus dated November 8, 2024

$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The securities may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

♦Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Trigger Jump Securities with Auto-Callable Feature” or the “securities” refer to the securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

August 2025 Page 2

$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Investment Summary

Trigger Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Trigger Jump Securities with Auto-Callable Feature due August 21, 2031, based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX®, which we refer to as the securities, do not provide for the regular payment of interest and do not guarantee the repayment of principal, and you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying indices (the “index constituent stocks”). Instead, the securities will be automatically redeemed if the index closing values of all the underlying indices on any determination date other than the final determination date are greater than or equal to their respective initial index values, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 14.08% per annum, as described herein.

At maturity, if the securities have not previously been redeemed and the final index values of all of the underlying indices are greater than or equal to their respective initial index values, investors will receive the stated principal amount of their investment plus a fixed positive return that will also correspond to a return of approximately 14.08% per annum, as set forth herein. If the final index value of any underlying index is less than its initial index value but the final index value of all of the underlying indices are greater than or equal to their respective trigger levels, investors will receive the stated principal amount of their investment. However, if the final index value of any underlying index is less than its trigger level, the securities are exposed on a 1:1 basis to the negative performance of the worst performing underlying index.

Maturity:	Approximately 6 years
Automatic early redemption:

If, on any determination date other than the final determination date, the index closing value of all of the underlying indices are greater than or equal to their respective initial index values, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per security equal to $1,000 plus the early redemption payment applicable to that determination date (corresponding to a return of approximately 14.08% per annum).

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:

￭ If the final index values of all of the underlying indices are greater than or equal to their respective initial index values:

$1,844.80

￭ If the final index value of any underlying index is less than its initial index value but the final index value of all of the underlying indices are greater than or equal to their respective trigger levels:

$1,000.00

￭   If the final index value of any underlying index is less than its trigger level:

$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying index)

If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value and you could lose up to your entire investment in the securities.

Trigger level:	With respect to each underlying index, 80% of its initial index value
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

August 2025 Page 3

$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption payment (corresponding to a return of approximately 14.08% per annum) if the index closing values of all of the underlying indices on any determination date other than the final determination date are greater than or equal to their respective initial index values.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity. If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, investors will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value. Investors may lose up to their entire investment in the securities. All payments on the securities are subject to the credit risk of BNS.

Scenario 1: The securities are redeemed prior to maturity

If the index closing values of all the underlying indices are greater than or equal to their respective initial index values on any determination date other than the final determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 14.08% per annum.

Investors do not participate in any increase of any underlying index.

Scenario 2: The securities are not redeemed prior to maturity and investors receive a fixed positive return at maturity

If the index closing value of any underlying index is less than its initial index value on each determination date prior to the final determination date, the securities will not be automatically redeemed.

If the securities are not automatically redeemed prior to maturity and the final index values of all of the underlying indices are greater than or equal to their respective initial index values, the payment at maturity for each security will be equal to $1,844.80 per security.

Investors do not participate in any increase of any underlying index.

Scenario 3: The securities are not redeemed prior to maturity and investors receive the stated principal amount at maturity

If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its initial index value but the final index value of all of the underlying indices are greater than or equal to their respective trigger levels, at maturity you will receive the stated principal amount per security.

Scenario 4: The securities are not redeemed prior to maturity and investors suffer a significant loss of principal at maturity

If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, at maturity you will receive significantly less than the stated principal amount per security, if anything, resulting in a percentage loss of your investment equal to the underlying return of the worst performing underlying index.

For example, if the underlying return of the worst performing underlying index is -35%, each security will redeem for $650.00, or 65% of the stated principal amount. There is no minimum payment on the securities and you could lose up to your entire investment in the securities.

August 2025 Page 4

$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities

■You can tolerate a loss of some or all of your investment and are willing to make an investment that, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, has the same downside market risk as that of a hypothetical direct investment in the worst performing underlying index or its index constituent stocks

■You understand and accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index

■You believe that the index closing value of each underlying index will be greater than or equal to its initial index value on any determination date and understand and accept that, if such circumstances occur, you will not benefit from any appreciation in any underlying index beyond the return represented by the applicable fixed return

■You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the values of the underlying indices

■You do not seek current income from your investment and are willing to forgo any dividends paid on the index constituent stocks

■You are willing and able to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing and able to hold such securities to maturity, a term of approximately 6 years, and you accept that there may be little or no secondary market for the securities

■You understand and are willing to accept the risks associated with the underlying indices

■You are willing to assume the credit risk of BNS for all payments under the securities, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:

■You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment

■You require an investment that provides for full or at least partial protection against loss of principal

■You cannot tolerate a loss of some or all of your investment, or you are not willing to make an investment that, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, has the same downside market risk as that of a hypothetical direct investment in the worst performing underlying index or its index constituent stocks

■You believe that the index closing value of at least one underlying index will be less than its initial index value on each determination date prior to the final determination date and if the securities are not automatically redeemed prior to maturity, that that the final index value of at least one underlying index will be less than its initial index value

■You do not understand or cannot accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date

■You do not understand or cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index

■You seek an investment that participates in the increase in the value of the underlying indices or that has an unlimited return potential

■You cannot tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the value of the underlying indices

■You seek current income from your investment or prefer to receive the dividends paid on the index constituent stocks

■You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 6 years, or you seek an investment for which there will be an active secondary market

■You do not understand or are not willing to accept the risks associated with the underlying indices

■You are not willing to assume the credit risk of BNS for all payments under the securities, including any repayment of principal

August 2025 Page 5

$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

How the Trigger Jump Securities with Auto-Callable Feature Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof):

Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. All payments on the securities are subject to the credit risk of BNS.

Stated principal amount:	$1,000.00 per security
Hypothetical initial index value:
Underlying Index A:	100
Underlying Index B:	100
Underlying Index C:	100
hypothetical Trigger level:
Underlying Index A:	80, which is 80% of its hypothetical initial index value
Underlying Index B:	80, which is 80% of its hypothetical initial index value
Underlying Index C:	80, which is 80% of its hypothetical initial index value
Early redemption payment:

The early redemption payment will be an amount in cash per security (corresponding to a return of approximately 14.08% per annum) for each determination date, as follows:

1stdetermination date:

$1,140.80

11th determination date:

$1,492.80

2nddetermination date:

$1,176.00

12th determination date:

$1,528.00

3rddetermination date:

$1,211.20

13th determination date:

$1,563.20

4th determination date:

$1,246.40

14th determination date:

$1,598.40

5th determination date:

$1,281.60

15th determination date:

$1,633.60

6th determination date:

$1,316.80

16th determination date:

$1,668.80

7th determination date:

$1,352.00

17th determination date:

$1,704.00

8th determination date:

$1,387.20

18th determination date:

$1,739.20

9th determination date:

$1,422.40

19th determination date:

$1,774.40

10th determination date:

$1,457.60

20th determination date:

$1,809.60

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:

￭ If the final index values of all of the underlying indices are greater than or equal to their respective initial index values:

$1,844.80

￭ If the final index value of any underlying index is less than its initial index value but the final index value of all of the underlying indices are greater than or equal to their respective trigger levels:

$1,000.00

￭   If the final index value of any underlying index is less than its trigger level:

$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying index)

If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value and you could lose up to your entire investment in the securities.

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Example 1: The securities are redeemed following the first determination date.

Date	Index Closing Value	Payment (per security)
1st Determination Date	Underlying Index A: 135 (greater than or equal to its hypothetical initial index value) Underlying Index B: 115 (greater than or equal to its hypothetical initial index value) Underlying Index C: 158 (greater than or equal to its hypothetical initial index value)	$1,140.80

In this example, the index closing value of all of the underlying indices are greater than or equal to their respective initial index values. Therefore, the securities are automatically redeemed on the first early redemption date. Investors will receive $1,140.80 per security on the related early redemption date (a total return of 14.08% on the securities). No further payments will be made on the securities once they have been redeemed.

Example 2: The securities are not automatically redeemed prior to maturity and the final index value of each underlying index is greater than or equal to its hypothetical initial index value.

Date	Index Closing Value	Payment (per security)
1st Determination Date

Underlying Asset A: 90 (less than its hypothetical initial index value)

Underlying Index B: 115 (greater than or equal to its hypothetical initial index value)

Underlying Index C: 108 (greater than or equal to its hypothetical initial index value)

		N/A
2nd through 20th Determination Dates

Underlying Asset A: Various (all less than its hypothetical initial index value)

Underlying Index B: Various (all greater than or equal to its hypothetical initial index value)

Underlying Index C: Various (all greater than or equal to its hypothetical initial index value)

		N/A
Final Determination Date	Underlying Index A: 125 (greater than or equal to its hypothetical initial index value) Underlying Index B: 135 (greater than or equal to its hypothetical initial index value) Underlying Index C: 120 (greater than or equal to its hypothetical initial index value)	$1,844.80

In this example, the index closing value of at least one underlying index is less than its hypothetical initial index value on each determination date prior to the final determination date and, therefore, the securities are not redeemed prior to maturity. On the final determination date, the final index value of each underlying index is greater than or equal to its hypothetical initial index value. At maturity, investors receive $1,844.80 per security (a total return of 84.48% on the securities).

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Example 3: The securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its initial index value but the final index value of all of the underlying indices are greater than or equal to their respective trigger levels.

Date	Index Closing Value	Payment (per security)
1st Determination Date

Underlying Asset A: 90 (less than its hypothetical initial index value)

Underlying Index B: 115 (greater than or equal to its hypothetical initial index value)

Underlying Index C: 108 (greater than or equal to its hypothetical initial index value)

		N/A
2nd through 20th Determination Dates

Underlying Asset A: Various (all less than its hypothetical initial index value)

Underlying Index B: Various (all greater than or equal to its hypothetical initial index value)

Underlying Index C: Various (all greater than or equal to its hypothetical initial index value)

		N/A
Final Determination Date	Underlying Asset A: 85 (less than its initial index value; greater than or equal to its hypothetical trigger level) Underlying Index B: 105 (greater than or equal to its hypothetical initial index value and hypothetical trigger level) Underlying Index C: 110 (greater than or equal to its hypothetical initial index value and hypothetical trigger level)	$1,000.00

In this example, the index closing value of at least one underlying index is less than its hypothetical initial index value on each determination date prior to the final determination date and, therefore, the securities are not redeemed prior to maturity. On the final determination date, the final index value of any underlying index is less than its initial index value but the final index value of all of the underlying indices are greater than or equal to their respective trigger levels and, accordingly, investors receive a payment at maturity equal to the stated principal amount of $1,000.00 per security (a total return of 0.00% on the securities).

Example 4: The securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than the hypothetical trigger level.

Date	Index Closing Value	Payment (per security)
1st Determination Date

Underlying Asset A: 90 (less than its hypothetical initial index value)

Underlying Index B: 115 (greater than or equal to its hypothetical initial index value)

Underlying Index C: 108 (greater than or equal to its hypothetical initial index value)

		N/A
2nd through 20th Determination Dates

Underlying Asset A: Various (all less than its hypothetical initial index value)

Underlying Index B: Various (all greater than or equal to its hypothetical initial index value)

Underlying Index C: Various (all greater than or equal to its hypothetical initial index value)

		N/A
Final Determination Date	Underlying Index A: 110 (greater than or equal to its hypothetical initial index value and hypothetical trigger level) Underlying Asset B: 40 (less than its hypothetical	$400.00

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

trigger level) Underlying Index C: 105 (greater than or equal to its hypothetical initial index value and hypothetical trigger level)

In this example, the index closing value of at least one underlying index is less than its hypothetical initial index value on each determination date prior to the final determination date and, therefore, the securities are not redeemed prior to maturity. On the final determination date, the final index value of any underlying index is less than its trigger level and, accordingly, investors are fully exposed to the negative performance of the worst performing underlying index over the term of the securities, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities. The payment at maturity is $400.00 per security (a loss of 60.00% on the securities).

If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value and you could lose up to your entire investment in the securities.

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of significant loss at maturity; you may lose up to your entire investment. The securities differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value. You may lose up to your entire investment in the securities.

￭The stated payout from the issuer applies only upon an early redemption or at maturity. You should be willing to hold your securities to an early redemption or maturity. The stated payout, including the benefit of the early redemption payment or the fixed upside payment at maturity, is available only if you hold your securities to an early redemption or to maturity, as applicable. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the securities even if the then-current values of the underlying indices are greater than or equal to their respective initial index values.

￭Your potential return on the securities is limited and you will not participate in any increase of the underlying indices. The return potential of the securities is limited to the early redemption payment or, if the securities are not automatically redeemed prior to maturity and the final index value of all of the underlying indices are greater than or equal to their respective initial index values, the fixed upside payment at maturity, regardless of any increase of the underlying indices. Furthermore, if the securities are redeemed prior to maturity, you will not receive any other payment in respect of any determination dates after the applicable early redemption date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the decrease of the worst performing underlying index even though you cannot participate in any increase of the underlying indices. Your return on the securities may be less than that of a hypothetical direct investment in the underlying indices or the index constituent stocks.

￭Greater expected volatility with respect to the underlying indices generally reflects a higher return rate represented by the early redemption payments and fixed upside payment at maturity and a higher expectation as of the pricing date that the final index value of any underlying index could be less than its trigger level. Greater expected volatility with respect to, and lower expected correlation of, the underlying indices reflects a higher expectation as of the pricing date that the securities will not be redeemed prior to maturity and that the final index value of any of the underlying indices could be less than its trigger level. “Volatility” refers to the frequency and magnitude of changes in the level of an asset or group of assets. This greater expected risk will generally be reflected in a higher return rate represented by the early redemption payments and fixed upside payment at maturity for the securities than would have been the case had expected volatility been lower. However, while such return rate is set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The level of any underlying index could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

￭The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the index closing value of all of the underlying indices on any determination date other than the final determination date are greater than or equal to their respective initial index values and you will not receive any further payments after the related early redemption date. Conversely, the securities will not be automatically redeemed when the index closing value of any underlying index on any applicable determination date is less than its initial index value, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the first determination date, potentially limiting the term of your investment. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

￭You will not receive any interest payments. BNS will not pay any interest with respect to the securities.

￭The amount payable on the securities is not linked to the value of the underlying indices at any time other than the determination dates. Whether you receive an early redemption payment will be based only on the index closing values of each underlying index on the relevant determination date, subject to postponement for non-trading days and certain market disruption events. As a result, you will not know whether the securities will be automatically redeemed for the early redemption payment until the related determination date. Moreover, because whether the securities will be automatically redeemed is based solely on the values of the underlying indices on a specific determination date, if the index closing value of an underlying index on any determination date is less than its initial index value, you will not receive the early redemption payment with respect to such

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

determination date even if the value of all of the underlying indices were greater than or equal to their respective initial index values on other days during the term of the securities.

Similarly, the final index value of each underlying index will be based only on the index closing value of such underlying index on the final determination date, subject to postponement for non-trading days and certain market disruption events. If the value of an underlying index falls on the final determination date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of that underlying index at any time prior to such drop. Although the actual value of the underlying indices on the stated maturity date or at other times during the term of the securities may be higher than their respective index closing values on the final determination date, the payment at maturity will be based solely on the index closing value of each underlying index on the final determination date.

￭Owning the securities is not the same as owning the index constituent stocks. The return on your securities may not reflect the return you would realize if you actually owned the index constituent stocks. As described above, you will not benefit from any increase in the value of any underlying index, which may be significant, and any return on the securities will be limited to the applicable early redemption payment if the securities are automatically redeemed prior to maturity or if the securities are not automatically redeemed prior to maturity and the final index value of all of the underlying indices are greater than or equal to their respective initial index values, the fixed upside payment at maturity. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the index constituent stocks, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the index constituent stocks may have.

￭You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

￭Because the securities are linked to the performance of more than one underlying index, there is an increased probability that the securities on any determination date and that you will lose a significant portion or all of your investment in the securities. The risk that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the index closing value of any underlying index will be less than its initial index level or if the securities are not automatically redeemed prior to maturity, the final index value of any underlying index will be less than its trigger level. Therefore, it is more likely that you will (a) not receive an early redemption payment and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one underlying index. In addition, if the performances of the underlying indices are not correlated to each other, the risk that the index closing value (on any determination date other than the final determination date) or the final index value, as applicable, of any underlying index is less than its trigger level is even greater.

Risks Relating to Characteristics of the Underlying Indices

￭The level of each underlying index will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks and their issuers (the “index constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying indices and the index constituent stocks.

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the index closing value of each underlying index on any determination date (including the final determination date) will be greater than or equal to its initial index values. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

￭The securities will not be adjusted for changes in exchange rates related to the U.S. dollar, , which might affect the EURO STOXX 50® Index and TOPIX®. Although the index constituent stocks of the EURO STOXX 50® Index are traded in euro and the index constituent stocks of TOPIX® are traded in Japanese yen, the securities are denominated in U.S. dollars. The calculation of the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro or the Japanese yen. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the value of the underlying indices and, accordingly, the amount payable on the securities. You will not benefit from any appreciation of the euro or Japanese yen relative to the U.S. dollar, which you would have had you owned such stocks directly.

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

￭The securities are subject to non-U.S. securities market risk. The underlying indices are subject to risks associated with non-U.S. securities markets, specifically that of the Eurozone and Japan. An investment in securities, such as the securities, linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets.

There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

￭The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. The underlying indices are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

￭Changes affecting the underlying indices could have an adverse effect on the market value of, and any amount payable on, the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the market value of, and any amount payable on, the securities.

￭There is no affiliation between the respective index sponsors and BNS, and BNS is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the index constituent stocks of an underlying index, or engaging in transactions therein, and any such action could adversely affect the value of an underlying index or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

Risks Relating to Estimated Value and Liquidity

￭BNS’ initial estimated value of the securities at the time of pricing (when the terms of your securities were set on the pricing date) is lower than the issue price of the securities. BNS’ initial estimated value of the securities is only an estimate. The issue price of the securities exceeds BNS’ initial estimated value. The difference between the issue price of the securities and BNS’ initial estimated value reflects costs associated with selling and structuring the securities, as well as hedging its obligations under the securities. Therefore, the economic terms of the securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

￭Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the securities and SCUSA’s estimated value of the securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

securities to be more favorable to you. Consequently, the use of an internal funding rate for the securities increases the estimated value of the securities at any time and has an adverse effect on the economic terms of the securities.

￭BNS’ initial estimated value of the securities does not represent future values of the securities and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the securities was determined by reference to its internal pricing models when the terms of the securities were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying indices, correlation of the underlying indices, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

￭The securities have limited liquidity. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the securities from you. If at any time SCUSA does not make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your securities. SCUSA’s estimated value of the securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your securities at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your securities at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying indices, the correlation of the underlying indices, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the securities, including the price you may receive for the securities in any market making transaction. To the extent that SCUSA makes a market in the securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that SCUSA or any other party will be willing to purchase your securities at any price and, in this regard, SCUSA is not obligated to make a market in the securities. See “— The securities have limited liquidity” herein.

￭The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the values of the underlying indices over the full term of the securities, (ii) volatility of the values of the underlying indices and their respective index constituent stocks and the market's perception of future volatility of the foregoing, (iii) the correlation of the underlying indices and the market’s perception of future correlation of the underlying indices, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the index constituent stocks and (vii) time remaining to maturity. In particular, because the provisions of the securities relating to the early redemption feature and the payment at maturity behave like options, the value of the securities will vary in ways which are non-linear and may not be intuitive.

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Depending on the actual or anticipated values of the underlying indices and other relevant factors, the market value of the securities may decrease and you may receive substantially less than the stated principal amount if you sell your securities prior to maturity regardless of the value of the underlying indices at such time.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Payments on the securities are subject to the credit risk of BNS. The securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment in the securities.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the securities. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the index constituent stocks and/or purchasing futures, options and/or other instruments linked to one or more underlying index and/or one or more of the index constituent stocks. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to one or more underlying index and/or one or more of the index constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final determination date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked securities whose returns are linked to changes in the level of the underlying indices and/or one or more underlying index and/or the index constituent stocks. Any of these hedging activities may adversely affect the level of the underlying indices—directly or indirectly by affecting the price of their index constituent stocks — and therefore the market value of the securities and the amount you will receive, if any, on the securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the securities declines.

￭We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the index constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the securities. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the securities or other securities that we have issued), the index constituent stocks, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the value of the underlying indices and/or the value of the securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the index constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the value of the underlying indices and the market for your securities, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the securities.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the securities or other securities that we may issue, the index constituent stocks, other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the securities.

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the securities or other securities that we may issue, the index constituent stocks or other securities or instruments similar to or linked to the foregoing. Investors in the securities should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the securities for liquidity or otherwise.

￭Activities conducted by BNS and its affiliates may impact the value of the underlying indices and the value of the securities. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying indices or any index constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying indices or any index constituent stocks may adversely affect the value of the underlying indices or index constituent stocks and, therefore, the market value of, and return on, the securities. See “—     Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities” for additional information regarding hedging-related transactions and trading.

￭The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the early redemption payment is payable to you on any early redemption date and the payment at maturity of the securities, if any, based on observed index closing values of the underlying indices on the relevant determination date. The calculation agent can postpone the determination of the index closing value or final index value of an underlying index (and therefore the related early redemption date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to such underlying index on any determination date (including the final determination date).

￭BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the securities. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying indices to which the securities are linked.

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Securities — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Information About the Underlying Indices

All disclosures contained in this document regarding each underlying index are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying indices. You should make your own investigation into each underlying index.

S&P 500® Index

We have derived all information contained herein regarding the S&P 500® Index (referred to in this section as the “SPX”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, S&P Dow Jones Indices LLC (“S&P” or its “index sponsor”), and/or its affiliates.

The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy and is intended to provide a performance benchmark for the large-cap U.S. equity markets. Please see “Indices—The S&P 500® Index” in the accompanying underlier supplement for additional information regarding the SPX, S&P and our license agreement with respect to the SPX. Additional information regarding the SPX, including its sectors, sector weightings and top constituents, may be available on S&P’s website.

Information as of market close on August 18, 2025:

Bloomberg Ticker Symbol:	SPX <Index>	52 Week High (on August 14, 2025):	6,468.54
Current Index Value:	6,449.15	52 Week Low (on April 8, 2025):	4,982.77
52 Weeks Ago (on August 16, 2024):	5,554.25

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Historical Information

The table below sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SPX for the specified period. The index closing value of the SPX on August 18, 2025 was 6,449.15. The graph below sets forth the index closing values of the SPX for each day from January 1, 2020 through August 18, 2025. The dotted line represents its trigger level of 5,159.32, which is equal to 80% of its initial index value. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SPX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SPX at any time, including the determination dates.

S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter	6,144.15	5,521.52	5,611.85
Second Quarter	6,204.95	4,982.77	6,204.95
Third Quarter (through August 18, 2025)	6,468.54	6,198.01	6,449.15

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

S&P 500® Index – Daily Index Closing Values January 1, 2020 to August 18, 2025

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

EURO STOXX 50® Index

We have derived all information contained herein regarding the EURO STOXX 50® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited (“STOXX” or its “index sponsor”), and/or its affiliates.

The SX5E is a free-float market capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the SX5E trade in euros, and are allocated based on their country of incorporation, primary listing and largest trading volume, to one of the following countries: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain. Please see “Indices — The EURO STOXX 50® Index” in the accompanying underlier supplement for additional information regarding the SX5E, STOXX and our license agreement with respect to the SX5E. Additional information regarding the SX5E, including its sectors, sector weightings and top constituents, may be available on STOXX’s website.

Information as of market close on August 18, 2025:

Bloomberg Ticker Symbol:	SX5E	52 Week High (on March 3, 2025):	5,540.69
Current Index Value:	5,434.64	52 Week Low (on April 9, 2025):	4,622.14
52 Weeks Ago (on August 16, 2024):	4,840.52

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Historical Information

The table below sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SX5E for the specified period. The index closing value of the SX5E on August 18, 2025 was 5,434.64. The graph below sets forth the index closing values of the SX5E for each day from January 1, 2020 through August 18, 2025. The dotted line represents its trigger level of 4,347.712, which is equal to 80% of its initial index value. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SX5E should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SX5E at any time, including the determination dates.

EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter	5,540.69	4,871.45	5,248.39
Second Quarter	5,454.65	4,622.14	5,303.24
Third Quarter (through August 18, 2025)	5,448.61	5,165.60	5,434.64

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

EURO STOXX 50® Index – Daily Index Closing Values January 1, 2020 to August 18, 2025

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

TOPIX®

We have derived all information contained herein regarding TOPIX® (referred to in this section as the “TPX”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, JPX Market Innovation & Research, Inc. (its “index sponsor”), and/or its affiliates.

The TPX is a capitalization weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange. Please see “Indices — TOPIX®” in the accompanying underlier supplement for additional information regarding the TPX, its index sponsor and our license agreement with respect to the TPX. Additional information regarding the TPX, including its sectors, sector weightings and top constituents, may be available on the index sponsor’s website.

Information as of market close on August 18, 2025:

Bloomberg Ticker Symbol:	TPX <Index>	52 Week High (on August 18, 2025):	3,120.96
Current Index Value:	3,120.96	52 Week Low (on April 7, 2025):	2,288.66
52 Weeks Ago (on August 16, 2024):	2,678.60

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Historical Information

The table below sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the TPX for the specified period. The index closing value of the TPX on August 18, 2025 was 3,120.96. The graph below sets forth the index closing values of the TPX for each day from January 1, 2020 through August 18, 2025. The dotted line represents its trigger level of 2,496.768, which is equal to 80% of its initial index value. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the TPX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the TPX at any time, including the determination dates.

TOPIX®	High	Low	Period End
2020
First Quarter	1,744.16	1,236.34	1,403.04
Second Quarter	1,630.72	1,325.13	1,558.77
Third Quarter	1,661.93	1,496.06	1,625.49
Fourth Quarter	1,819.18	1,579.33	1,804.68
2021
First Quarter	2,012.21	1,791.22	1,954.00
Second Quarter	1,983.54	1,849.04	1,943.57
Third Quarter	2,118.87	1,880.68	2,030.16
Fourth Quarter	2,055.56	1,926.37	1,992.33
2022
First Quarter	2,039.27	1,758.89	1,946.40
Second Quarter	1,969.98	1,818.94	1,870.82
Third Quarter	2,006.99	1,835.94	1,835.94
Fourth Quarter	2,018.80	1,847.58	1,891.71
2023
First Quarter	2,071.09	1,868.15	2,003.50
Second Quarter	2,300.36	1,961.28	2,288.60
Third Quarter	2,430.30	2,221.48	2,323.39
Fourth Quarter	2,391.05	2,218.89	2,366.39
2024
First Quarter	2,813.22	2,378.79	2,768.62
Second Quarter	2,809.63	2,626.32	2,809.63
Third Quarter	2,929.17	2,227.15	2,645.94
Fourth Quarter	2,801.68	2,618.32	2,784.92
2025
First Quarter	2,815.47	2,658.73	2,658.73
Second Quarter	2,852.84	2,288.66	2,852.84
Third Quarter (through August 18, 2025)	3,120.96	2,811.72	3,120.96

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

TOPIX® – Daily Index Closing Values January 1, 2020 to August 18, 2025

This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.

Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each early redemption date shall be the date one business day prior to such scheduled early redemption date.
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”.
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the securities.

Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying index	reference asset
	index constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation dates
	final determination date	final valuation date
	index closing value	closing value
	initial index value	initial value
	final index value	final value
	underlying return	reference asset return
	trigger level	barrier value
Additional information regarding estimated value of the securities:

On the cover page of this pricing supplement, BNS has provided the initial estimated value for the securities. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the securities are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the securities is greater than the initial estimated value of the securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the securities to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, you should generally recognize long-term capital gain or loss if you hold your securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. The deductibility of capital losses is subject to limitations.

Although uncertain, it is possible that the early redemption payment, or proceeds received from the taxable disposition of the securities prior to the early redemption date that could be attributed to the expected early redemption payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.

Except to the extent otherwise required by law, BNS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

your securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on the nature of the underlying indices and our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, any index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules. If you enter, or have entered, into other transactions in respect of the underlying indices, any index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest

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income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS and those of the index constituent stock issuers).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Wealth Management with an underwriting discount of $35.00 reflecting a fixed sales commission of $30.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the securities, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii)

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$9,811,000 Trigger Jump Securities with Auto-Callable Feature due August 21, 2031 Based on the Worst Performing of the S&P 500® Index, the EURO STOXX 50® Index and TOPIX® Principal at Risk Securities

above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the securities offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to BNS’ Form F-3 filed with the SEC on October 9, 2024.

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